UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

SPIRAL ENERGY TECH., INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-183360 (Commission File Number)	27-1085858 (IRS Employer Identification No.)

5510 Merrick Road
Massapequa, New York 11758
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (516) 659-7558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2015, Spiral Energy Tech., Inc. (the “Company”) accepted a subscription for 2,500,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) for $100,000 from one institutional investor. The sale of the Common Stock is being made pursuant to a form subscription agreement attached as an exhibit to this Current Report. The funds shall be used for operating expenses and working capital purposes. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Stock. The issuance of the Common Stock is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 14, 2015, the Company accepted the resignation of Gelvin Stevenson for personal reasons.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spiral Energy Tech., Inc.
Dated: December 18, 2015	/s/ Ezra Green
Ezra J. Green
Chief Executive Officer